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                                                                   Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of RFS Hotel Investors, Inc. on Form S-3 of our report dated January 22, 1997 on our audits of the consolidated financial statements of RFS Hotel Investors, Inc. as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996 and the related financial statement schedule as of December 31, 1996, which report is included in the Company's Annual Report on Form 10-K, and our report dated October 30, 1996 on our audit of the financial statements of the GUS Hotels as of and for the year ended December 31, 1995, which report is included in the Company's Current Report on Form 8-K-A dated February 14, 1997. We also consent to the reference of our firm under the caption "Experts."

                                           /s/ Coopers & Lybrand L.L.P.
                                           COOPERS & LYBRAND L.L.P.


Memphis, Tennessee
June 27, 1997